PRICING SUPPLEMENT NO. 90                                      Rule 424(b)(3)
DATED: December 8, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:          Floating Rate Notes          Book Entry Notes
$30,000,000                [x]                          [x]

Original Issue Date:       Fixed Rate Notes             Certificated Notes
December 8, 1997           [_]                          [_]

Maturity Date:
December 8, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:


                                               Optional            Optional
                          Redemption           Repayment           Repayment
Redeemable On             Price(s)             Date(s)             Price(s)
-------------             ----------           ----------          ----------

N/A                       N/A                  N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[_]         Commercial Paper Rate       Minimum Interest Rate: N/A

[x]         Federal Funds Rate          Interest Reset Date(s): *

[_]         Treasury Rate               Interest Reset Period: Daily

[_]         LIBOR Reuters               Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                  Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  N/A

Spread (plus or minus): +0.27%
---------------------------------

*        Daily on each business day.

**       3/8/98, 6/8/98, 9/8/98, 12/8/98, 3/8/99, 6/8/99, 9/8/99 and
         12/8/99.

*** The Federal Funds Rate as of December 8, 1997, plus 27 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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